Exhibit 99.1

HESS MIDSTREAM PARTNERS LP

HESS MIDSTREAM PARTNERS LP REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2017

Second Quarter Highlights:

•

Completed upsized initial public offering (“IPO”) of 16,997,000 common units at a price of $23.00 per unit, generating proceeds of $365.5 million after deducting the underwriters’ discounts and structuring fees.

•	Net income was $68.1 million. Net cash provided by operating activities was $102.2 million.
•	Adjusted EBITDA[1] was $97.1 million, of which $18.6 million was attributable to Hess Midstream Partners LP.
•	DCF[1] of Hess Midstream Partners LP was $18.4 million, of which $16.8 million was for the post‑IPO period, resulting in 1.1x DCF[1] coverage of distributions for the period.
•	Announced initial quarterly distribution of $0.2703 per unit consistent with the minimum quarterly distribution of $0.3000 per unit prorated for the period beginning April 10, 2017.
•	Increased revenues driven by higher throughput across all segments and higher minimum volume commitments (“MVCs”) compared with the prior-year quarter.
•	Continued execution of growth infrastructure projects with ramp-up and optimization of the Hawkeye Gas Facility and progression of the southern crude oil export route at Johnson’s Corner.
•	Revolver remains undrawn with capacity of $300 million available to fund future growth.

HOUSTON, July 27, 2017—Hess Midstream Partners LP (NYSE: HESM) (“Hess Midstream”) today reported second quarter 2017 net income of $68.1 million compared with net income of $40.1 million in the second quarter of 2016. From the IPO closing on April 10, 2017, through June 30, 2017, earnings attributable to Hess Midstream were $11.4 million, or $0.21 per common unit. Hess Midstream generated Adjusted EBITDA of $18.6 million and DCF of $18.4 million, or $17 million and $16.8 million, respectively, for the post-IPO period.

John Hess, Chairman and Chief Executive Officer, said: “We are excited about Hess Midstream Partners’ prospects for the future and believe the business is well positioned to deliver long‑term, competitive distribution growth. Hess Midstream Partners will benefit from Hess’ production momentum in the Bakken. Hess is currently operating four rigs in the Bakken that, with 60 stage fracs and increased proppant levels, should deliver production growth of approximately 10% a year over the next several years.”

[1]	Adjusted EBITDA and DCF are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Financial Results

Unless otherwise noted herein, all results included in this release reflect the results of our predecessor for accounting purposes, for periods prior to the closing of our IPO on April 10, 2017, as well as the results of Hess Midstream Partners LP, for the period subsequent to the closing of the IPO. We refer to certain results as “attributable to Hess Midstream Partners LP,” which excludes the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners LP (“Hess Infrastructure Partners”).

On April 5, 2017, Hess Midstream’s common units began trading on the New York Stock Exchange under the symbol “HESM.” On April 10, 2017, Hess Midstream closed its IPO of 16,997,000 common units representing a 30.5% limited partner interest in the partnership at a price to the public of $23.00 per unit.

Revenues in the second quarter of 2017 were $138.3 million, including $13.7 million shortfall fees. Revenues are up from $119.0 million in the prior‑year quarter primarily attributable to higher tariff rates, throughput volumes and shortfall fees related to minimum volume commitments, offset by lower pass-through third-party rail transportation costs. Total costs and expenses in the second quarter of 2017 were $69.7 million, down from $77.7 million in the prior‑year quarter primarily as a result of lower maintenance and third-party rail transportation costs. Net income for the second quarter of 2017 was $68.1 million, of which $11.4 million is attributable to Hess Midstream Partners LP for the post‑IPO period. Net cash provided by operating activities was $102.2 million in the second quarter of 2017.

Adjusted EBITDA was $97.1 million, of which $17.0 million is attributable to Hess Midstream Partners LP for the post‑IPO period. DCF of $16.8 million for the post‑IPO period resulted in a 1.1x DCF coverage ratio relative to distributions.

At the end of the second quarter 2017, Hess Midstream had a $300.0 million undrawn revolving credit facility available to fund organic growth projects or acquisitions from Hess Corporation, Hess Infrastructure Partners or third parties.

Operational Highlights

Second quarter 2017 throughput volumes were higher compared with the second quarter 2016 and also reflect a strong recovery from the first quarter 2017 severe winter weather and organic growth. This resulted in a 15% increase in gas gathering volumes, a 16% increase in gas processing volumes at the Tioga Gas Plant, a 3% increase in crude oil gathering volumes and a 22% increase in throughput at our crude oil terminals compared with the first quarter 2017.  In addition to the improved operating conditions in North Dakota, Hess Midstream continued safe ramp-up of the Hawkeye Gas Facility which began operation in the first quarter. Furthermore, we continued to execute the Johnson’s Corner Header System project, a pipeline header system that receives crude oil from Hess Corporation and third parties delivering to a southern interstate pipeline export route, which is expected to commence operations in the second half of 2017.

Capital Expenditures

Gross capital expenditures in the second quarter of 2017 totaled $17.1 million, including $2.1 million of maintenance capital expenditures and $15.0 million of expansion capital expenditures, compared with $66.2 million, including $1.8 million of maintenance capital expenditures and $64.4 million expansion capital expenditures in the prior‑year quarter. The decrease in expansion capital expenditures was primarily attributable to completion of the Hawkeye Gas and Oil Facilities in the first quarter of 2017. Net capital expenditures attributable to Hess Midstream Partners LP in the second quarter of 2017 totaled $3.1 million, including $0.4 million of maintenance capital expenditures and $2.7 million expansion capital expenditures. Under our contribution agreement, Hess Infrastructure Partners reimbursed the full cost of maintenance capital expenditures incurred during the second quarter of 2017.

Quarterly Cash Distributions

On July 25, 2017, the general partner’s board of directors declared a cash distribution of $0.2703 per unit for the second quarter of 2017, prorated from April 10, 2017, the closing of Hess Midstream’s IPO, through June 30, 2017. This equates to a minimum quarterly distribution of $0.3000 per unit on a full-quarter basis.

Hess Midstream is targeting long-term 15% annual distribution growth per unit.

Guidance

Hess Midstream provides the following guidance:

	Third Quarter		Six Months Ending
	2017		December 31, 2017
	(Unaudited)		(Unaudited)
Financials (millions)
Consolidated Adjusted EBITDA	$98 - 101		$200 - 205
Adjusted EBITDA attributable to Hess Midstream Partners LP	$19 - 20		$39 - 40
DCF of Hess Midstream Partners LP	$19 - 20		$39 - 40
Distribution coverage ratio	1.1	x	1.1	x
Expansion capital, net	$8 - 10		$15 - 20
Maintenance capital, net(a)	$3 - 5		$4 - 5
(a)	Under our contribution agreement, Hess Infrastructure Partners agreed to bear the full cost we expect to incur for maintenance capital expenditures during the periods presented.

	Six Months Ending
	December 31, 2017
	Guidance	MVCs

Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	210 - 220	231
Crude oil gathering - bopd	65 - 70	90
TGP processing - Mcf of natural gas per day	200 - 210	214
Crude terminals - bopd	65 - 70	69

Investor Webcast

Hess Midstream will review second quarter financial and operating results and other matters on a webcast today at 10:00 a.m. Eastern Standard Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 51273212. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream Partners LP is a fee‑based, growth oriented traditional master limited partnership that was formed to own, operate, develop and acquire a diverse set of midstream assets to provide services to Hess Corporation and third‑party customers. The partnership’s assets are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non‑GAAP measures to facilitate comparisons of past performance and future periods. Hess Midstream has used two non‑GAAP financial measures in this earnings release. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) plus interest expense, income tax expense and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as other income and other non‑cash, non‑recurring items, if applicable. We define Adjusted EBITDA attributable to Hess Midstream Partners LP as Adjusted EBITDA less Adjusted EBITDA attributable to Hess Infrastructure Partners’ retained interests in our joint interest assets. “Distributable Cash Flow” (“DCF”) is defined as Adjusted EBITDA attributable to Hess Midstream Partners LP less cash paid for interest and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our unitholders. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or cash flow from operating activities. Reconciliations of both reported net income attributable to Hess Midstream Partners LP (U.S. GAAP) to Adjusted EBITDA and net cash provided by operating activities (U.S. GAAP) to Distributable Cash Flow, are provided below.

	Guidance	Guidance
	Third Quarter	Six Months Ending
	2017	December 31, 2017
	(Unaudited)	(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income (loss):
Net income (loss)	69 - 72	$141 - 146
Plus:
Depreciation expense	29	58
Interest expense	-	1
Adjusted EBITDA	98 - 101	200 - 205
Less: Adjusted EBITDA attributable to noncontrolling interest(a)	79 - 81	161 - 165
Adjusted EBITDA attributable to Hess Midstream Partners LP	19 - 20	39 - 40
Less:
Cash interest paid, net(b)	-	-
Maintenance capital expenditures(c)	-	-
Distributable cash flow attributable to Hess Midstream Partners LP	19 - 20	$39 - 40
(a)

Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in the net income of Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

(b)	Cash interest paid is expected to be less than $1 million.
(c)	Under our contribution agreement, Hess Infrastructure Partners agreed to bear the full cost we expect to incur for maintenance capital expenditures during the periods presented.

	Actual
	Second Quarter
	(unaudited)
	2017	2016
		Predecessor
(in millions)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP on a full quarter basis to net income (loss):
Net income (loss)	$68.1	$40.1
Plus:
Depreciation expense	28.5	24.8
Interest expense	0.5	1.2
Adjusted EBITDA	97.1	$66.1
Adjusted EBITDA attributable to noncontrolling interest(a)	$78.5
Adjusted EBITDA attributable to Hess Midstream Partners LP	$18.6
Less:
Cash interest paid, net	0.2
Maintenance capital expenditures(b)	-
Distributable cash flow attributable to Hess Midstream Partners LP	$18.4

Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP on a full quarter basis to net cash provided by (used in) operating activities:

Net cash provided by (used in) operating activities	$102.2
Changes in assets and liabilities	(5.3)
Amortization of deferred financing costs	(0.2)
Unit based compensation	(0.1)
Interest expense	0.5
Adjusted EBITDA	$97.1
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	78.5
Adjusted EBITDA attributable to Hess Midstream Partners LP	18.6
Less:
Cash interest paid, net	0.2
Maintenance capital expenditures(b)	-
Distributable cash flow attributable to Hess Midstream Partners LP	$18.4
(a)

Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in the net income of Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP. Noncontrolling interest has been calculated as if Hess Midstream had owned its assets for the entire second quarter of 2017.

(b)	Under our contribution agreement, Hess Infrastructure Partners agreed to bear the full cost we incurred for maintenance capital expenditures during the periods presented.

	Actual
	Second Quarter
	(unaudited)
	2017		2016
			Predecessor
(in millions)

Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017 to net income (loss):

Net income (loss)	$68.1		$40.1
Plus:
Depreciation expense	28.5		24.8
Interest expense	0.5		1.2
Adjusted EBITDA	97.1		$66.1
Less: Adjusted EBITDA prior to the IPO on April 10, 2017	7.9
Adjusted EBITDA subsequent to the IPO on April 10, 2017	89.2
Adjusted EBITDA attributable to noncontrolling interest subsequent to the IPO on April 10, 2017(a)	$72.2
Adjusted EBITDA attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	$17.0
Less:
Cash interest paid, net	0.2
Maintenance capital expenditures(b)	-
Distributable cash flow attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	$16.8

Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017 to net cash provided by (used in)

   operating activities:

Net cash provided by (used in) operating activities	$102.2
Changes in assets and liabilities	(5.3)
Amortization of deferred financing costs	(0.2)
Unit based compensation	(0.1)
Interest expense	0.5
Adjusted EBITDA	$97.1
Less:
Adjusted EBITDA prior to the IPO on April 10, 2017	7.9
Adjusted EBITDA attributable to noncontrolling interest subsequent to the IPO on April 10, 2017(a)	72.2
Adjusted EBITDA attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	17.0
Less:
Cash interest paid, net	0.2
Maintenance capital expenditures(b)	-
Distributable cash flow attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	$16.8
Distributed cash flow	15.1
Distribution coverage ratio	1.1	x
Distribution per unit	$0.2703
(a)

Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in the net income of Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

(b)	Under our contribution agreement, Hess Infrastructure Partners agreed to bear the full cost we incurred for maintenance capital expenditures during the periods presented.

Forward‑looking Statements

This press release may include forward‑looking statements within the meaning of the federal securities laws. Generally, the words “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “believe,” “intend,” “project,” “plan,” “predict,” “will” and similar expressions identify forward‑looking statements, which generally are not historical in nature. Forward‑looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and current projections or expectations. When considering these forward‑looking statements, you should keep in mind the risk factors and other cautionary statements in Hess Midstream’s prospectus dated April 4, 2017 and other SEC filings. Hess Midstream undertakes no obligation and does not intend to update these forward‑looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward‑looking statements, which speak only as of the date of this press release.

For Hess Midstream Partners LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Patrick Scanlon

Sard Verbinnen & Co

(212) 687-8080

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

Factors Affecting Comparability

The following tables present revenues, expenses and net income (loss), for the three and six month periods ended June 30, 2017 and 2016. The unaudited combined financial results of Hess Midstream Partners LP Predecessor, our Predecessor for accounting purposes, are presented for periods prior to the closing of our IPO on April 10, 2017. Differences in revenues and expenses for periods prior to and after the IPO are detailed in the "Factors Affecting the Comparability of Our Financial Results" in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the prospectus dated April 4, 2017.

	Second	Second	First
	Quarter	Quarter	Quarter
	2017	2016	2017
		Predecessor	Predecessor
Statement of operations
Revenues
Affiliate	$138.3	$119.0	$130.3
Total revenues	138.3	119.0	130.3
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	38.8	49.0	38.9
Depreciation expenses	28.5	24.8	26.8
General and administrative expenses	2.4	3.9	1.5
Total costs and expenses	69.7	77.7	67.2
Income (loss) from operations	68.6	41.3	63.1
Interest expense	0.5	1.2	-
Net income (loss)	$68.1	$40.1	$63.1
Less: Net income (loss) prior to the IPO on April 10, 2017	5.1
Less: Net income (loss) attributable to noncontrolling interest subsequent to the IPO on April 10, 2017	51.6
Net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	11.4
Less: General partner interest in net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	0.2
Limited partners' interest in net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	$11.2
Net income (loss) subsequent to the IPO on April 10, 2017 per limited partner unit (basic and diluted):
Common	$0.21
Subordinated	$0.21
Weighted average limited partner units outstanding (basic and diluted)
Common	26.1
Subordinated	26.1

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Six Months Ended June 30,
	2017	2016
		Predecessor
Statement of operations
Revenues
Affiliate	$268.6	$237.9
Total revenues	268.6	237.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	77.7	96.9
Depreciation expenses	55.3	47.4
General and administrative expenses	3.9	5.3
Total costs and expenses	136.9	149.6
Income (loss) from operations	131.7	88.3
Interest expense	0.5	1.4
Net income (loss)	$131.2	$86.9
Less: Net income (loss) prior to the IPO on April 10, 2017	68.2
Less: Net income (loss) attributable to noncontrolling interest subsequent to the IPO on April 10, 2017	51.6
Net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	11.4
Less: General partner interest in net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	0.2
Limited partners' interest in net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	$11.2
Net income (loss) subsequent to the IPO on April 10, 2017 per limited partner unit (basic and diluted):
Common	$0.21
Subordinated	$0.21
Weighted average limited partner units outstanding (basic and diluted)
Common	26.1
Subordinated	26.1

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Second Quarter 2017
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$66.5	$55.7	$16.1	$-	$138.3
Total revenues	66.5	55.7	16.1	-	138.3
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	15.1	14.0	9.7	-	38.8
Depreciation expenses	13.8	10.9	3.8	-	28.5
General and administrative expenses	0.7	0.4	0.3	1.0	2.4
Total costs and expenses	29.6	25.3	13.8	1.0	69.7
Income (loss) from operations	36.9	30.4	2.3	(1.0)	68.6
Interest expense	-	-	-	0.5	0.5
Net income (loss)	36.9	30.4	2.3	(1.5)	68.1
Less: Net income (loss) prior to the IPO on April 10, 2017	2.2	3.2	(0.3)	-	5.1
Less: Net income (loss) attributable to noncontrolling interest subsequent to the IPO on April 10, 2017	27.7	21.8	2.1	-	51.6
Net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	$7.0	$5.4	$0.5	$(1.5)	$11.4

	Second Quarter 2016
	Predecessor
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$48.1	$47.4	$23.5	$-	$119.0
Total revenues	48.1	47.4	23.5	-	119.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	14.9	15.3	18.8	-	49.0
Depreciation expenses	10.0	11.4	3.4	-	24.8
General and administrative expenses	2.9	0.6	0.4	-	3.9
Total costs and expenses	27.8	27.3	22.6	-	77.7
Income (loss) from operations	20.3	20.1	0.9	-	41.3
Interest expense	-	-	-	1.2	1.2
Net income (loss)	$20.3	$20.1	$0.9	$(1.2)	$40.1

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	First Quarter 2017
	Predecessor
	Gathering	Processing and Storage	Terminaling and Export	Total
Statement of operations
Revenues
Affiliate	$60.2	$53.2	$16.9	$130.3
Total revenues	60.2	53.2	16.9	130.3
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	14.9	13.5	10.5	38.9
Depreciation expenses	12.3	10.9	3.6	26.8
General and administrative expenses	1.0	0.3	0.2	1.5
Total costs and expenses	28.2	24.7	14.3	67.2
Income (loss) from operations	32.0	28.5	2.6	63.1
Net income (loss)	$32.0	$28.5	$2.6	$63.1

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Second	Second	First
	Quarter	Quarter	Quarter
	2017	2016	2017
		Predecessor	Predecessor
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	210	199	183
Crude oil gathering - bopd	65	59	63
TGP processing - Mcf of natural gas per day	196	183	169
Crude terminals - bopd	66	64	54
NGL loading - blpd	12	13	11
		Six Months Ended June 30,
		2017	2016
Throughput volumes (thousands)			Predecessor
Gas gathering - Mcf of natural gas per day		197	202
Crude oil gathering - bopd		64	58
TGP processing - Mcf of natural gas per day		182	188
Crude terminals - bopd		60	63
NGL loading - blpd		11	13